Exhibit 99.1

SL GREEN REALTY CORP. REPORTS
FIRST QUARTER 2024 EPS OF $0.20 PER SHARE;
AND FFO OF $3.07 PER SHARE

INCREASES 2024 EARNINGS GUIDANCE

Financial and Operating Highlights
•Net income attributable to common stockholders of $0.20 per share for the first quarter of 2024 as compared to net loss of $0.63 per share for the same period in 2023.
•Funds from operations, or FFO, of $3.07 per share for the first quarter of 2024, inclusive of $141.7 million, or $2.02 per share, of gain on discounted debt extinguishment at 2 Herald Square and $5.1 million, or $0.07 per share, of positive non-cash fair value adjustments on a mark-to-market derivative. The Company reported FFO of $1.53 per share for the same period in 2023.
•The Company is increasing its 2024 FFO guidance range for the year ending December 31, 2024 to FFO per share of $7.35 to $7.65, an increase of $1.45 per share at the midpoint, primarily to reflect gains on discounted debt extinguishments at 2 Herald Square as well as at 280 Park Avenue and 719 Seventh Avenue, as announced today, while maintaining its 2024 net income guidance range of $2.73 to $3.03 per share.
•Signed 60 Manhattan office leases covering 633,660 square feet in the first quarter of 2024. The mark-to-market on signed Manhattan office leases was 5.5% lower for the first quarter than the previous fully escalated rents on the same spaces.
•Same-store cash net operating income, or NOI, including the Company's share of same-store cash NOI from unconsolidated joint ventures, decreased by 1.2% for the first quarter of 2024, as compared to the same periods in 2023, excluding lease termination income.
•Manhattan same-store office occupancy was 89.2% as of March 31, 2024, thirty basis points better than the Company's projections, inclusive of leases signed but not yet commenced. The Company expects to increase Manhattan same-store office occupancy, inclusive of leases signed but not yet commenced, to more than 91.5% by December 31, 2024.

Investing Highlights
•Entered into a contract to acquire our partner's 45% interest in 10 East 53rd Street for cash consideration of $7.2 million net of all outstanding debt obligations. The acquisition is expected to close in the fourth quarter of 2024.
•Entered into a contract to sell the Palisades Premier Conference Center for $26.3 million. The Company took control of the property in July 2023 in partial satisfaction of a legal judgement it received against an affiliate of HNA. The sale is expected to close in the second quarter of 2024 and generate net proceeds of $20.0 million.
•Together with our joint venture partner, closed on the sale of the retail condominium at 717 Fifth Avenue for total consideration of $963.0 million. The transaction generated net proceeds to the Company of $27.0 million, which was used for corporate debt repayment.
•Acquired equity interests in the joint venture that owns the leasehold at 2 Herald Square for no consideration, increasing the Company's interest in the joint venture to 95%. In addition, the previous $182.5 million mortgage on the property was repaid for a net payment of $7.0 million.
•The Company launched fundraising for its $1.0 billion opportunistic debt fund. This fund will allow the Company to capitalize on current capital markets dislocations through the discounted acquisition of existing debt investments and origination of new, high-yielding debt instruments.
Financing Highlights
•Together with our joint venture partner, closed on a modification and extension of the $360.0 million mortgage on 100 Park Avenue. The modification extended the maturity date by two years to December 2025, as fully extended, and the interest rate was maintained at 2.36% over Term SOFR.
•Together with our joint venture partner, closed on a modification and extension of the mortgage on 10 East 53rd Street, which included a paydown of the principal balance by $15.0 million to $205.0 million. The modification extended the maturity date by three years to May 2028, as fully extended, and the interest rate was maintained at 1.45% over Term SOFR, which the joint venture fixed at 5.36% from May 2025 to May 2028.
•Together with our joint venture partner, closed on a modification and extension of the mortgage on 15 Beekman Street. The modification included a paydown of the principal balance by $4.6 million to $120.0 million, extended the mortgage by four years to January 2028, as fully extended, and the interest rate was maintained at 1.50% over Term SOFR, which the joint venture fixed at 5.99% through January 2026.

ESG Highlights
•Received ENERGY STAR Partner of the Year Sustained Excellence Award in 2024, the highest level of U.S. Environmental Protection Agency (EPA) recognition, for the seventh consecutive year. Among thousands of ENERGY STAR partners, the Company was one of just 160 organizations to achieve the Sustained Excellence distinction.
•Featured on the Sustainalytics 2024 ESG Top-Rated Companies List for the second consecutive year and winner of the 2024 Sustainalytics Regional Award, ranking the Company in the Top 10% for ESG Risk Rating in the United States and Canada region, which covers nearly 16,000 companies.
•Recognized as a 2024 S&P Global Sustainability Yearbook Member for scoring within the top 15% of its industry in the S&P Corporate Sustainability Assessment (CSA). Out of the 9,200+ companies assessed in 2023, only 733 are recognized.
NEW YORK, April 17, 2024 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported a net income attributable to common stockholders for the quarter ended March 31, 2024 of $13.1 million, or $0.20 per share, as compared to a net loss of $39.7 million, or $0.63 per share, for the same quarter in 2023.
The Company reported FFO for the quarter ended March 31, 2024 of $215.4 million, or $3.07 per share, or $68.6 million, or $0.98 per share, inclusive of $141.7 million, or $2.02 per share, of gain on discounted debt extinguishment at 2 Herald Square and $5.1 million, or $0.07 per share, of non-cash fair value adjustments on a mark-to-market derivative. The Company reported FFO for the same period in 2023 of $105.5 million, or $1.53 per share, which included $20.3 million, or $0.29 per share, representing the Company's net share of holdover rent, interest and reimbursement of attorneys' fees collected by the joint venture that owns 2 Herald Square from former tenant, Victoria's Secret Stores LLC, and their guarantor, L Brands Inc., following the completion of legal proceedings against the tenant and guarantor.
All per share amounts are presented on a diluted basis.
Operating and Leasing Activity
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased by 1.2% for the first quarter of 2024, and decreased 1.2% excluding lease termination income, better than the Company's projections, as compared to the same period in 2023.

During the first quarter of 2024, the Company signed 60 office leases in its Manhattan office portfolio totaling 633,660 square feet. The average rent on the Manhattan office leases signed in the first quarter of 2024, excluding leases signed at One Vanderbilt and One Madison, was $72.38 per rentable square foot with an average lease term of 6.4 years and average tenant concessions of 6.8 months of free rent with a tenant improvement allowance of $51.45 per rentable square foot. Thirty-two leases comprising 294,583 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $77.90 per rentable square foot, representing a 5.5% decrease over the previous fully escalated rents on the same office spaces. The Company expects to sign 2.0 million square feet of Manhattan office leases with a positive mark-to-market of 2.5% - 5.0% in 2024.
Occupancy in the Company's Manhattan same-store office portfolio was 89.2% as of March 31, 2024, thirty basis points better than the Company's projections, inclusive of 455,472 square feet of leases signed but not yet commenced, as compared to 89.8% at the end of the previous quarter. The Company expects to increase Manhattan same-store office occupancy, inclusive of leases signed but not yet commenced, to more than 91.5% by December 31, 2024.
Significant leasing activity in the first quarter includes:
•Early renewal and expansion for a total of 75,950 square feet with Antares Capital L.P. at 280 Park Avenue;
•New leases of 67,208 square feet and 35,898 square feet with a publicly traded financial services firm and a subsidiary of Flutter Entertainment, respectively, at One Madison Avenue;
•New lease with OCC Strategy Consultants for 28,182 square feet at 1185 Avenue of the Americas;
•Five new leases and one early renewal for a total of 67,424 square feet at 485 Lexington Avenue;
•Early renewal with Hinshaw & Colbertson for 26,977 square feet at 800 Third Avenue;
•Expansion lease with McDermott Will & Emery LLP for 22,944 square feet at One Vanderbilt Avenue;
•Early renewal with H Work LLC for 22,873 square feet at 100 Church Street; and
•Early renewal and expansion with IM Pro Makeup NY LP for a total of 19,898 square feet at 110 Greene Street.

Investment Activity
In March, the Company entered into a contract to acquire its partner's 45% interest in 10 East 53rd Street for cash consideration of $7.2 million net of all outstanding debt obligations prior to a loan modification closed during the first quarter. As a result of the contract terms entered into, the Company concluded to consolidate the joint venture as of March 31, 2024. The acquisition is expected to close in the fourth quarter of 2024.
In March, the Company entered into a contract to sell the Palisades Premier Conference Center for $26.3 million. The Company took control of the property in July 2023 in partial satisfaction of a legal judgement. The sale is expected to close in the second quarter of 2024 and generate net proceeds of $20.0 million.
In January, together with our joint venture partner, the Company closed on the sale of the retail condominium at 717 Fifth Avenue for total consideration of $963.0 million. The transaction generated net proceeds to the Company of $27.0 million, which was used for corporate debt repayment.
In January, the Company acquired equity interests in the joint venture that owns the leasehold at 2 Herald Square for no consideration, increasing the Company's interest in the joint venture to 95%. In February, the previous $182.5 million mortgage on the property was repaid for a net payment of $7.0 million.
The Company launched fundraising for its $1.0 billion opportunistic debt fund in January 2024. This fund will allow the Company to capitalize on current capital markets dislocations through the discounted acquisition of existing debt investments and origination of new, high-yielding debt instruments.
Debt and Preferred Equity Investment Activity
The carrying value of the Company’s debt and preferred equity ("DPE") portfolio was $352.3 million at March 31, 2024. The portfolio had a weighted average current yield of 8.0%, or 9.6% excluding the effect of a $50.0 million investment that is on non-accrual. During the first quarter, no investments were sold or repaid and the Company did not originate or acquire any new investments.
Financing Activity
In March, together with our joint venture partner, closed on a modification and extension of the mortgage on 10 East 53rd Street. The modification included a paydown of the principal balance by $15.0 million to $205.0 million and extended the maturity date by three years to May 2028, as fully extended. The interest rate was maintained at 1.45% over Term SOFR, which the joint venture fixed at 5.36% from May 2025 to May 2028.
In March, together with our joint venture partner, closed on a modification and extension of the $360.0 million mortgage on 100 Park Avenue. The modification extended the maturity date by two years to December 2025, as fully extended, and the interest rate was maintained at 2.36% over Term SOFR.
In March, together with our joint venture partner, closed on a modification and extension of the mortgage on 15 Beekman Street. The modification included a paydown of the principal balance by $4.6 million to $120.0 million, extended the mortgage by four years to January 2028, as fully extended, and the interest rate was maintained at 1.50% over Term SOFR, which the joint venture fixed at 5.99% through January 2026.

Earnings Guidance
The Company is increasing its 2024 FFO guidance range for the year ending December 31, 2024 to FFO per share of $7.35 to $7.65, as compared to the previous guidance range of FFO per share of $5.90 to $6.20, primarily to reflect incremental gains on discounted debt extinguishments at 2 Herald Square as well as at 280 Park Avenue and 719 Seventh Avenue, as announced today, while maintaining its 2024 net income guidance range of $2.73 to $3.03 per share.
ESG
The Company received ENERGY STAR Partner of the Year Sustained Excellence Award in 2024, the highest level of U.S. Environmental Protection Agency (EPA) recognition, for the seventh consecutive year. Among thousands of ENERGY STAR partners, the Company was one of just 160 organizations to achieve the Sustained Excellence distinction.
The Company was featured on the Sustainalytics 2024 ESG Top-Rated Companies List for the second consecutive year and winner of the 2024 Sustainalytics Regional Award, ranking the Company in the Top 10% for ESG Risk Rating in the United States and Canada region, which covers nearly 16,000 companies.
The Company was recognized as a 2024 S&P Global Sustainability Yearbook Member for scoring within the top 15% of its industry in the S&P Corporate Sustainability Assessment (CSA). Out of the 9,200+ companies assessed in 2023, only 733 are recognized.
Dividends
In the first quarter of 2024, the Company declared:
•Three monthly ordinary dividends on its outstanding common stock of $0.25 per share, which were paid in cash on February 15, March 15, and April 15, 2024, equating to an annualized dividend of $3.00 per share of common stock; and
•A quarterly dividend on its outstanding 6.50% Series I Cumulative Redeemable Preferred Stock of $0.40625 per share for the period January 15, 2024 through and including April 14, 2024, which was paid in cash on April 15, 2024 and is the equivalent of an annualized dividend of $1.625 per share.
Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chairman and Chief Executive Officer, will host a conference call and audio webcast on Thursday, April 18, 2024, at 2:00 pm ET to discuss the financial results.
Supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Financial Reports.”
The live conference call will be webcast in listen-only mode and a replay will be available in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Presentations & Webcasts.”

Research analysts who wish to participate in the conference call must first register at https://register.vevent.com/register/BI8ffaf79b5a20457a84e0499c12eb8086.
Company Profile
SL Green Realty Corp., Manhattan's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of March 31, 2024, SL Green held interests in 57 buildings totaling 32.4 million square feet. This included ownership interests in 28.7 million square feet of Manhattan buildings and 2.8 million square feet securing debt and preferred equity investments.
To obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at investor.relations@slgreen.com.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.

Forward-looking Statements
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), development trends of the real estate industry and the New York metropolitan area markets, business strategies, expansion and growth of our operations and other similar matters, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements include risks and uncertainties described in our filings with the Securities and Exchange Commission. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended
	March 31,
Revenues:	2024	2023

Rental revenue, net	$128,203	$174,592
Escalation and reimbursement revenues	13,301	20,450
SUMMIT Operator revenue	25,604	19,771
Investment income	7,403	9,057
Other income	13,371	21,894
Total revenues	187,882	245,764
Expenses:
Operating expenses, including related party expenses of $0 in 2024 and $1 in 2023	43,608	52,064
Real estate taxes	31,606	41,383
Operating lease rent	6,405	6,301
SUMMIT Operator expenses	21,858	20,688
Interest expense, net of interest income	31,173	41,653
Amortization of deferred financing costs	1,539	2,021
SUMMIT Operator tax expense	(1,295)	1,267
Depreciation and amortization	48,584	78,782
Loan loss and other investment reserves, net of recoveries	—	6,890
Transaction related costs	16	884
Marketing, general and administrative	21,313	23,285
Total expenses	204,807	275,218

Equity in net income (loss) from unconsolidated joint ventures	111,160	(7,412)
Equity in net gain (loss) on sale of interest in unconsolidated joint venture/real estate	26,764	(79)
Purchase price and other fair value adjustments	(50,492)	239
Loss on sale of real estate, net	—	(1,651)
Depreciable real estate reserves	(52,118)	—
Net income (loss)	18,389	(38,357)
Net loss attributable to noncontrolling interests:
Noncontrolling interests in the Operating Partnership	(901)	2,337
Noncontrolling interests in other partnerships	1,294	1,625
Preferred units distributions	(1,903)	(1,598)
Net income (loss) attributable to SL Green	16,879	(35,993)
Perpetual preferred stock dividends	(3,738)	(3,738)
Net income (loss) attributable to SL Green common stockholders	$13,141	$(39,731)
Earnings Per Share (EPS)
Basic earnings (loss) per share	$0.20	$(0.63)
Diluted earnings (loss) per share	$0.20	$(0.63)

Funds From Operations (FFO)
Basic FFO per share	$3.11	$1.54
Diluted FFO per share	$3.07	$1.53

Basic ownership interest
Weighted average REIT common shares for net income per share	64,328	64,079
Weighted average partnership units held by noncontrolling interests	4,439	4,103
Basic weighted average shares and units outstanding	68,767	68,182

Diluted ownership interest
Weighted average REIT common share and common share equivalents	65,656	64,671
Weighted average partnership units held by noncontrolling interests	4,439	4,103
Diluted weighted average shares and units outstanding	70,095	68,774

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31,	December 31,
	2024	2023
Assets	(Unaudited)
Commercial real estate properties, at cost:
Land and land interests	$1,150,681	$1,092,671
Building and improvements	3,729,884	3,655,624
Building leasehold and improvements	1,358,851	1,354,569
Right of use asset - operating leases	953,236	953,236
	7,192,652	7,056,100
Less: accumulated depreciation	(2,078,203)	(2,035,311)
	5,114,449	5,020,789
Assets held for sale	21,586	—
Cash and cash equivalents	196,035	221,823
Restricted cash	122,461	113,696
Investment in marketable securities	10,673	9,591
Tenant and other receivables	38,659	33,270
Related party receivables	12,229	12,168
Deferred rents receivable	267,969	264,653
Debt and preferred equity investments, net of discounts and deferred origination fees of $1,623 and $1,630 in 2024 and 2023, respectively, and allowances of $13,520 and $13,520 in 2024 and 2023, respectively	352,347	346,745
Investments in unconsolidated joint ventures	2,984,786	2,983,313
Deferred costs, net	109,296	111,463
Other assets	533,802	413,670
Total assets	$9,764,292	$9,531,181

Liabilities
Mortgages and other loans payable	$1,701,378	$1,497,386
Revolving credit facility	650,000	560,000
Unsecured term loan	1,250,000	1,250,000
Unsecured notes	100,000	100,000
Deferred financing costs, net	(15,875)	(16,639)
Total debt, net of deferred financing costs	3,685,503	3,390,747
Accrued interest payable	23,217	17,930
Accounts payable and accrued expenses	101,495	153,164
Deferred revenue	157,756	134,053
Lease liability - financing leases	105,859	105,531
Lease liability - operating leases	823,594	827,692
Dividend and distributions payable	20,135	20,280
Security deposits	56,398	49,906
Liabilities related to assets held for sale	10,649	—
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Other liabilities	437,302	471,401
Total liabilities	5,521,908	5,270,704

Commitments and contingencies	—	—
Noncontrolling interests in Operating Partnership	272,235	238,051
Preferred units	166,501	166,501

Equity
SL Green stockholders' equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both March 31, 2024 and December 31, 2023	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 65,866 and 65,786 issued and outstanding (including 1,060 and 1,060 held in Treasury) at March 31, 2024 and December 31, 2023, respectively	660	660
Additional paid-in capital	3,831,130	3,826,452
Treasury stock at cost	(128,655)	(128,655)
Accumulated other comprehensive income	40,151	17,477
Retained deficit	(229,607)	(151,551)
Total SL Green Realty Corp. stockholders’ equity	3,735,611	3,786,315
Noncontrolling interests in other partnerships	68,037	69,610
Total equity	3,803,648	3,855,925
Total liabilities and equity	$9,764,292	$9,531,181

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended
	March 31,
Funds From Operations (FFO) Reconciliation:	2024	2023

Net income (loss) attributable to SL Green common stockholders	$13,141	$(39,731)
Add:
Depreciation and amortization	48,584	78,782
Joint venture depreciation and noncontrolling interest adjustments	74,258	69,534
Net loss attributable to noncontrolling interests	(393)	(3,962)
Less:
Equity in net gain (loss) on sale of interest in unconsolidated joint venture/real estate	26,764	(79)
Purchase price and other fair value adjustments	(55,652)	—
Loss on sale of real estate, net	—	(1,651)
Depreciable real estate reserves	(52,118)	—
Depreciation on non-rental real estate assets	1,153	868
FFO attributable to SL Green common stockholders and unit holders	$215,443	$105,485

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended
	March 31,
Operating income and Same-store NOI Reconciliation:	2024	2023

Net income (loss)	$18,389	$(38,357)

Depreciable real estate reserves	52,118	—
Loss on sale of real estate, net	—	1,651
Purchase price and other fair value adjustments	50,492	(239)
Equity in net (gain) loss on sale of interest in unconsolidated joint venture/real estate	(26,764)	79
Depreciation and amortization	48,584	78,782
SUMMIT Operator tax expense	(1,295)	1,267
Amortization of deferred financing costs	1,539	2,021
Interest expense, net of interest income	31,173	41,653
Operating income	174,236	86,857

Equity in net (income) loss from unconsolidated joint ventures	(111,160)	7,412
Marketing, general and administrative expense	21,313	23,285
Transaction related costs	16	884
Loan loss and other investment reserves, net of recoveries	—	6,890
SUMMIT Operator expenses	21,858	20,688
Investment income	(7,403)	(9,057)
SUMMIT Operator revenue	(25,604)	(19,771)
Non-building revenue	(5,049)	(6,806)
Net operating income (NOI)	68,207	110,382

Equity in net income (loss) from unconsolidated joint ventures	111,160	(7,412)
SLG share of unconsolidated JV depreciation and amortization	69,446	64,723
SLG share of unconsolidated JV amortization of deferred financing costs	3,095	3,062
SLG share of unconsolidated JV interest expense, net of interest income	72,803	63,146
SLG share of unconsolidated JV loss on early extinguishment of debt	(141,664)	—
SLG share of unconsolidated JV investment income	—	(313)
SLG share of unconsolidated JV non-building revenue	(501)	(2,298)
NOI including SLG share of unconsolidated JVs	182,546	231,290

NOI from other properties/affiliates	(24,930)	(66,596)
Same-Store NOI	157,616	164,694

Straight-line and free rent	(3,187)	(5,187)
Amortization of acquired above and below-market leases, net	49	166
Operating lease straight-line adjustment	204	204
SLG share of unconsolidated JV straight-line and free rent	(1,737)	(8,888)
SLG share of unconsolidated JV amortization of acquired above and below-market leases, net	(4,407)	(4,225)
SLG share of unconsolidated JV operating lease straight-line adjustment	—	(19)
Same-store cash NOI	$148,538	$146,745

Lease termination income	(1,163)	(511)
SLG share of unconsolidated JV lease termination income	(3,286)	(443)
Same-store cash NOI excluding lease termination income	$144,089	$145,791

SL GREEN REALTY CORP.
NON-GAAP FINANCIAL MEASURES - DISCLOSURES
Funds from Operations (FFO)
FFO is a widely recognized non-GAAP financial measure of REIT performance. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended in December 2018, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. The Company also uses FFO as one of several criteria to determine performance-based compensation for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and real estate related impairment charges, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company's ability to make cash distributions.
Funds Available for Distribution (FAD)
FAD is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line operating lease rent, non-cash deferred compensation, and pro-rata adjustments for these items from the Company's unconsolidated JVs, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing costs, and recurring capital expenditures.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of NAREIT in September 2017 defines EBITDAre as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures.
The Company presents EBITDAre because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Net Operating Income (NOI) and Cash NOI
NOI is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is also a non-GAAP financial measure that is calculated by subtracting free rent (net of amortization), straight-line rent, and the amortization of acquired above and below-market leases from NOI, while adding operating lease straight-line adjustment and the allowance for straight-line tenant credit loss.
The Company presents NOI and Cash NOI because the Company believes that these measures, when taken together with the corresponding GAAP financial measures and reconciliations, provide investors with meaningful information regarding the operating performance of properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating the Company's properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. The Company uses these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.
Coverage Ratios
The Company presents fixed charge and debt service coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and operating lease rent from current cash net operating income. These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).
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